Exhibit 99.1

FOR IMMEDIATE RELEASE

BioScrip reports FIRST QUARTER 2013 financial results

Elmsford, NY – May 8, 2013 – BioScrip, Inc. (NASDAQ: BIOS) today announced 2013 first quarter financial results. First quarter revenue from continuing operations was $199.1 million and the net loss from continuing operations was $7.5 million, or $0.13 per diluted share. Consolidated Adjusted EBITDA for the first quarter was $11.5 million, and consolidated Adjusted EPS for the first quarter was $0.04 per diluted share.

As a result of the sale of the Company's traditional and specialty pharmacy mail operations and community retail pharmacy stores on May 4, 2012 (the "Pharmacy Services Asset Sale"), the Company's financial statements reflect the discontinued operations' results for the three months ended March 31, 2013 and 2012 separate from the continuing operations of the business. The remaining assets and liabilities of the divested business that were not transferred as a part of the Pharmacy Services Asset Sale are included in continuing operations.

First Quarter Highlights

•	Revenue from continuing operations increased by $43.4 million, or 27.9%, as compared to the prior year. Revenue from our Infusion Services segment increased by $45.3 million, or 41.5% as compared to the prior year;

•	Gross profit from continuing operations increased 18.1% to $63.2 million, or 31.8% of revenue, from $53.5 million, or 34.4% of revenue, in the prior year period;

•	Adjusted EBITDA from continuing operations increased $3.1 million, or 37.0% to $11.5 million, or 5.8% of revenue, from $8.4 million, or 5.4% in the prior year period. The performance in the quarter included investments in growth initiatives, such as increased sales resources and the development of new market offerings;

•	Acquired HomeChoice Partners, Inc. (“HomeChoice”), formerly a majority-owned subsidiary of DaVita HealthCare Partners Inc. (NYSE: DVA); and

•	Initiated a review of the Company’s capital structure to support its growth strategy.

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“We are pleased to report another quarter of solid performance. Our results reflect the continued execution of our strategic plan, growing organically and targeting opportunistic acquisitions that enable us to expand our national infusion footprint. Our site of service initiatives are providing us with increased access to patient census and the opportunity for continued growth as patient care moves to lower-cost settings, such as the home or alternate sites of administration,” said Rick Smith, President and Chief Executive Officer of BioScrip.

Results of Operations

First Quarter 2013 versus First Quarter 2012

Revenue from continuing operations for the first quarter of 2013 totaled $199.1 million, compared to $155.6 million for the same period a year ago, an increase of $43.4 million or 27.9%. Infusion Services segment revenue was $154.4 million in the first quarter, as compared to $109.1 million for the same period in 2012. The 41.5% increase was driven primarily by overall volume growth as well as additional revenue related to acquisitions. Home Health Services segment revenue was $17.9 million for the first quarter of 2013, as compared to $16.7 million in the prior year quarter. The 7.4% increase was primarily the result of growth in volume from private duty nursing activity. PBM Services segment revenue was $26.8 million for the first quarter of 2013, compared to $29.9 million for the prior year period. The decrease was due primarily to a reduction in discount card volume.

Consolidated gross profit for the first quarter of 2013 was $63.2 million, or 31.8% of revenue, compared to $53.5 million, or 34.4% of revenue, for the first quarter of 2012. The increase in gross profit was the result of growth in Infusion Services segment revenues. The decline in gross profit margin percentage was mainly the result of business mix.

During the first quarter of 2013, Infusion Services Segment Adjusted EBITDA was $12.3 million, or 8.0% of segment revenue, compared to $7.8 million, or 7.1% of segment revenue in the prior year quarter.

The Home Health Services Segment Adjusted EBITDA in the first quarter of 2013 was $883,000, or 4.9% of segment revenue, compared to $1.1 million, or 6.5% of segment revenue, in the comparable prior year period.

The PBM Services Segment Adjusted EBITDA was $6.2 million, or 23.2% of segment revenue, for the first quarter of 2013 compared to $6.1 million, or 20.4% of segment revenue, in the prior year quarter.

On a consolidated basis, BioScrip reported $11.5 million of Adjusted EBITDA during the first quarter of 2013, or 5.8% of total revenue, compared to $8.4 million, or 5.4% of total revenue, in the same period last year. The performance in the quarter included investments in growth initiatives, such as increased sales resources and the development of new market offerings.

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Interest expense in the first quarter of 2013 was $6.5 million compared to $6.6 million in the prior year period.

Income tax expense for continuing operations in the first quarter was $58,000 compared to an income tax benefit of $502,000 in the first quarter of 2012.

Net loss from continuing operations for the first quarter of 2013 was $7.5 million, or a loss of $0.13 per diluted share, compared to a net loss of $2.0 million, or $0.04 per diluted share, for the first quarter of 2012. Adjusted EPS from continuing operations for the first quarter of 2013 was $0.04 per diluted share, compared to Adjusted EPS from continuing operations of $0.00 per diluted share, for the first quarter of 2012.

Liquidity and Capital Resources

The Company’s cash balance at the end of the first quarter was zero and outstanding borrowings under its revolving credit facility was approximately $28.0 million as it utilized a combination of its available cash and borrowings under its revolving credit facility to fund the acquisition of HomeChoice. Subsequent to the end of the first quarter, the Company raised net proceeds of $118.6 million from a public offering of its common stock and used part of such net proceeds to pay down outstanding amounts under its revolving credit facility.

Outlook

The Company reaffirms its initial 2013 revenue target of $830.0 million to $865.0 million and 2013 Adjusted EBITDA target of $67.0 million to $73.0 million.

Conference Call

BioScrip will host a conference call to discuss its first quarter 2013 financial results on May 9, 2013 at 8:30 a.m. Eastern Time.

Interested parties may participate in the conference call by dialing 800-705-5308 (US), or 303-223-4377 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number 21656383. An audio webcast and archive will also be available for 30 days under the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

About BioScrip, Inc.

BioScrip, Inc. provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

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Forward Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "potential," "continue"  or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company’s ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to effectively integrate acquisitions; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial payor reimbursement for the Company’s products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2012.  The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company’s situation may change in the future.  All of the forward-looking statements herein are qualified by these cautionary statements.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (“GAAP”), the Company is also reporting EBITDA, Adjusted EBITDA, and Adjusted EPS, which are non-GAAP financial measures. EBITDA, Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, acquisition and integration expenses, and restructuring and other expenses. As part of restructuring and other expenses, the Company may incur significant charges such as, but not limited to, the write down of certain long−lived assets, temporary redundant expenses, retraining expenses, potential cash bonus payments and potential accelerated payments or terminated costs for certain of its contractual obligations. Adjusted EPS, as defined by the Company, represents earnings per diluted share, excluding the same elements in calculating Adjusted EBITDA (restructuring and other expenses, acquisition and integration expenses, stock-based compensation expense) as well as the impact of acquisition-related intangible amortization. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of EBITDA, Adjusted EBITDA and Adjusted EPS to the most comparable GAAP financial measures, please see the attachments to this earnings release.

Contacts:

Hai Tran

BioScrip, Inc.

952-979-3768

Lisa Wilson

In-Site Communications, Inc.

212-759-3929

(Financial Tables Follow)

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Schedule 1

BIOSCRIP, INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$-	$62,101
Receivables, less allowance for doubtful accounts of $21,482 and $22,728 at December 31, 2012 and December 31, 2011, respectively	158,127	129,103
Inventory	22,819	34,034
Prepaid expenses and other current assets	9,081	10,189
Total current assets	190,027	235,427
Property and equipment, net	27,767	23,721
Goodwill	414,234	350,810
Intangible assets, net	19,364	17,446
Deferred financing costs	2,522	2,877
Investments in and advances to unconsolidated affiliate	10,415	10,042
Other non-current assets	1,385	2,053
Total assets	$665,714	642,376
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$27,992	953
Accounts payable	32,108	34,438
Claims payable	7,599	7,411
Amounts due to plan sponsors	16,303	18,173
Accrued interest	11,575	5,803
Accrued expenses and other current liabilities	37,580	41,491
Total current liabilities	133,157	108,269
Long-term debt, net of current portion	225,372	225,426
Deferred taxes	10,748	10,291
Other non-current liabilities	8,971	4,981
Total liabilities	378,248	348,967
Stockholders' equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.0001 par value; 125,000,000 shares authorized; shares issued: 59,695,646 and 59,600,713, respectively; shares outstanding: 57,113,126 and 57,026,957, respectively	6	6
Treasury stock, shares at cost: 2,582,520 and 2,582,520, respectively	(10,311)	(10,311)
Additional paid-in capital	390,983	388,798
Accumulated deficit	(93,212)	(85,084)
Total stockholders' equity	287,466	293,409
Total liabilities and stockholders' equity	$665,714	$642,376

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Schedule 2

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Product revenue	$150,024	$106,803
Service revenue	49,047	48,830
Total revenue	199,071	155,633

Cost of product revenue	105,533	72,326
Cost of service revenue	30,301	29,785
Total cost of revenue	135,834	102,111
Gross profit	63,237	53,522
% of revenues	31.8%	34.4%
Selling, general and administrative expenses	52,791	44,575
Bad debt expense	3,397	3,465
Acquisition and integration expenses	4,623	172
Restructuring and other expenses	1,278	387
Amortization of intangibles	2,082	879
Income from operations	(934)	4,044
Interest expense, net	6,478	6,569
Net income (loss) from continuing operations, before income taxes	(7,412)	(2,525)
Tax provision (benefit)	58	(502)
Net income (loss) from continuing operations, net of income taxes	(7,470)	(2,023)
Net income (loss) from discontinued operations, net of income taxes	(658)	(680)
Net income (loss)	$(8,128)	$(2,703)

Basic weighted average shares	57,047	55,307
Diluted weighted average shares	57,047	55,307

Income (loss) per common share:
Basic loss from continuing operations	$(0.13)	$(0.04)
Basic income (loss) from discontinued operations	$(0.01)	$(0.01)
Basic income (loss)	$(0.14)	$(0.05)

Diluted loss from continuing operations	$(0.13)	$(0.04)
Diluted income (loss) from discontinued operations	$(0.01)	$(0.01)
Diluted income (loss)	$(0.14)	$(0.05)

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Schedule 3

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(8,128)	$(2,703)
Less: Income from discontinued operations, net of income taxes	(658)	(680)
Loss from continuing operations, net of income taxes	(7,470)	(2,023)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,459	1,931
Amortization of intangibles	2,082	879
Amortization of deferred financing costs	356	284
Change in deferred income tax	457	(300)
Compensation under stock-based compensation plans	1,973	966
Loss on disposal of fixed assets	13	23
Changes in assets and liabilities, net of acquired business:
Receivables, net of bad debt expense	(16,526)	(16,761)
Inventory	13,199	4,215
Prepaid expenses and other assets	4,787	4,238
Accounts payable	(2,822)	5,587
Claims payable	187	(6,598)
Amounts due to plan sponsors	(4,140)	(874)
Accrued expenses and other liabilities	(6,745)	4,557
Net cash provided by (used in) operating activities from continuing operations	$(12,190)	$(3,876)
Net cash provided by (used in) operating activities from discontinued operations	(658)	6,401
Net cash provided by (used in) operating activities	$(12,848)	$2,525
Cash flows from investing activities:
Purchases of property and equipment, net	$(3,655)	$(1,547)
Cash consideration paid for asset acquisitions	(72,325)	—
Cash consideration paid to DS Pharmacy	—	(2,935)
Cash consideration paid for unconsolidated affiliate, net of cash acquired	(900)	—
Net cash provided by (used in) investing activities from continuing operations	(76,880)	(4,482)
Net cash provided by (used in) investing activities from discontinued operations	—	2,741
Net cash used in investing activities	$(76,880)	$(1,741)
Cash flows from financing activities:
Borrowings on line of credit	214,145	481,151
Repayments on line of credit	(187,092)	(483,224)
Repayments of capital leases	(68)	(35)
Net proceeds from exercise of employee stock compensation plans	642	1,324
Net cash provided by (used in) financing activities from continuing operations	$27,627	$(784)
Net change in cash and cash equivalents	(62,101)	—
Cash and cash equivalents - beginning of period	62,101	—
Cash and cash equivalents - end of period	—	—
DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$322	$1,241
Cash paid during the period for income taxes	$(6)	$197
DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease obligations incurred to acquire property and equipment	—	$20

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Schedule 4
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures
(in thousands)

	Three Months Ended
	March 31,
	2013	2012
Results of Operations:
Revenue:
Infusion Services - product revenue	$150,024	$106,803
Infusion Services - service revenue	4,353	2,250
Total Infusion Services revenue	154,377	109,053

Home Health Services - service revenue	17,942	16,711
PBM Services - service revenue	26,752	29,868

Total revenue	$199,071	$155,632

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$12,315	$7,783
Home Health Services	883	1,080
PBM Services	6,199	6,098
Total Segment Adjusted EBITDA	19,397	14,961

Corporate overhead	(7,916)	(6,582)
Consolidated Adjusted EBITDA	11,481	8,379

Interest expense, net	(6,478)	(6,569)
Income tax (expense) benefit	(58)	502
Depreciation	(2,459)	(1,931)
Amortization of intangibles	(2,082)	(879)
Stock-based compensation expense	(1,973)	(966)
Acquisition and integration expenses	(4,623)	(172)
Restructuring and other expenses	(1,278)	(387)
Net (loss) income:	$(7,470)	$(2,023)

Supplemental Operating Data

Total Assets
Infusion Services	$523,857	$438,623
Home Health Services	63,280	62,403
PBM Services	30,909	36,354
Corporate unallocated	45,189	95,813
Assets from discontinued operations	-	-
Assets associated with discontinued operations, not sold	2,479	9,183
Total	$665,714	$642,376

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Schedule 4
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share
(in thousands)

	Three Months Ended
	March 31,
	2013 [1,2]	2012 [3,4]
Net income from continuing operations	$(7,470)	$(2,023)
Non-GAAP adjustments:
Restructuring and other expenses	1,278	308
Acquisition and integration expenses	4,623	137
Amortization of intangibles	2,082	699
Compensation under stock-based compensation plans	1,973	769
Non-GAAP net income from continuing operations	$2,486	$(110)

Earnings per share from continuing operations, basic and diluted	$(0.13)	$(0.04)
Non-GAAP adjustments:
Restructuring and other expenses	0.02	0.01
Acquisition and integration expenses	0.08	-
Amortization of intangibles	0.04	0.01
Compensation under stock-based compensation plans	0.03	0.02
Non-GAAP earnings per share from continuing operations, basic and diluted	$0.04	$-

Weighted average shares outstanding, basic	57,047	55,307
Weighted average shares outstanding, diluted	58,509	55,307

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Schedule 4
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Earnings Per Share
(in thousands)

(1)	For the three months ended March 31, 2013 non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate offset by the effect of our net operating loss carryforwards. The tax expense netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was zero for each, respectively.

(2)	For the three months ended March 31, 2013, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate method offset by the effect of our net operating loss carryforwards. The tax expense per basic and diluted share netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $(0.00) per share, respectively.

(3)	For the three months ended March 31, 2012, non-GAAP net income from continuing operations adjustments are net of tax, calculated using an annual effective tax rate offset by the effect of our net operating loss carryforwards. The tax expense netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $79, $35, $180 and $197 respectively.

(4)	For the three months ended March 31, 2012, non-GAAP Adjusted EPS per basic and diluted share from continuing operations adjustments are net of tax, calculated using an annual effective tax rate offset by the effect of our net operating loss carryforwards. The tax expense per basic and diluted share netted against restructuring and other expenses, acquisition and integration expenses, amortization of intangibles, and stock-based compensation expense was $(0.00) per share, respectively.

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